EXHIBIT 23.1

               INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS'S CONSENT




The Board of Directors:


       We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 and Form S-3 of our report dated March 15, 2007, relating to the financial statements of ENGlobal Corporation appearing in the Form 10-K for the year ended December 31, 2006.




HEIN & ASSOCIATES LLP

Houston, Texas
March 15, 2007